 1                                                                   Exhibit 11
                       GENERAL ELECTRIC COMPANY
                  COMPUTATION OF PER SHARE EARNINGS

(Shares in thousands; dollar amounts, except
earnings per share, in millions)
                                                                         Fully
                                                Earnings    Primary    diluted
                                              per common   earnings   earnings
Second quarter ended June 30, 1995                 share  per share  per share
- ----------------------------------             ---------- ---------- ----------
Net earnings applicable to common stock           $1,726     $1,726     $1,726
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares            -          -          -
                                                --------   --------   --------
   Earnings for per-share calculations            $1,726     $1,726     $1,726
                                                --------   --------   --------
Average number of shares outstanding           1,688,153  1,688,153  1,688,153
Average number of deferred incentive
   compensation shares                                 -      8,314      8,314
Average stock option shares                            -     13,113     13,113
Average number of restricted stock units               -      1,322      1,322
                                              ---------- ---------- ----------
   Shares for earnings calculation             1,688,153  1,710,902  1,710,902
                                              ---------- ---------- ----------
Earnings per share                                 $1.02      $1.01      $1.01
- ------------------                              ========   ========   ========

Second quarter ended June 30, 1994
- ----------------------------------

Net earnings applicable to common stock           $1,522     $1,522     $1,522
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares            -          -          -
                                                 -------    -------    -------
   Earnings for per-share calculations            $1,522     $1,522     $1,522
                                                 -------    -------    -------
Average number of shares outstanding           1,710,380  1,710,380  1,710,380
Average number of deferred incentive
   compensation shares                                 -      8,607      8,607
Average stock option shares                            -      8,917      8,917
Average number of restricted stock units               -      1,084      1,084
                                              ---------- ---------- ----------
   Shares for earnings calculation             1,710,380  1,728,988  1,728,988
                                              ---------- ---------- ----------
Earnings per share                                 $0.89      $0.88      $0.88
- ------------------                               =======    =======    =======

 2                                                                  Exhibit 11
                       GENERAL ELECTRIC COMPANY
                  COMPUTATION OF PER SHARE EARNINGS


(Shares in thousands; dollar amounts, except
earnings per share, in millions)
                                                                         Fully
                                                Earnings    Primary    diluted
                                              per common   earnings   earnings
Six months ended June 30, 1995                     share  per share  per share
- ------------------------------                 ---------- ---------- ----------
Net earnings applicable to common stock           $3,098     $3,098     $3,098
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares            -          2          2
                                                --------   --------   --------
   Earnings for per-share calculations            $3,098     $3,100     $3,100
                                                --------   --------   --------
Average number of shares outstanding           1,694,091  1,694,091  1,694,091
Average number of deferred incentive
   compensation shares                                 -      8,404      8,404
Average stock option shares                            -     11,810     12,834
Average number of restricted stock units               -      1,321      1,346
                                              ---------- ---------- ----------
   Shares for earnings calculation             1,694,091  1,715,626  1,716,675
                                              ---------- ---------- ----------
Earnings per share                                 $1.83      $1.81      $1.81
- ------------------                              ========   ========   ========

Six months ended June 30, 1994
- ------------------------------

Net earnings applicable to common stock           $2,590     $2,590     $2,590
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares            -          2          2
                                                 -------    -------    -------
   Earnings for per-share calculations            $2,590     $2,592     $2,592
                                                 -------    -------    -------
Average number of shares outstanding           1,709,355  1,709,355  1,709,355
Average number of deferred incentive
   compensation shares                                 -      8,557      8,557
Average stock option shares                            -     10,679     10,679
Average number of restricted stock units               -      1,119      1,119
                                              ---------- ---------- ----------
   Shares for earnings calculation             1,709,355  1,729,710  1,729,710
                                              ---------- ---------- ----------
Earnings per share                                 $1.52      $1.50      $1.50
- ------------------                               =======    =======    =======


